SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT
                   FILED PURSUANT TO SECTION 12,13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            MEDICAL INNOVATIONS, INC.
             (Exact name of Registrant as specified in its charter)

                                 AMENDMENT NO. 1

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated May 19, 1995, as set forth below:

   1. ITEM 7  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of Business Acquired

          The financial statements of Hospital HomeCare Corporation for the year ended March 31, 1995, together with the independent auditor's report thereon, are included herein on pages 3-11.

      (b) Pro Forma Financial Information

          Required pro forma financial information of the Registrant and the acquired business is included herein on pages 12-16. The pro forma information also reflects the acquisitions of STAT Specialty Home Care, Inc. effective February 11, 1994, PRN Home Health Care, Inc. and Affiliates effective April 1, 1994 and the Pensacola, Florida branch operation of PharmaThera, Inc. effective February 1, 1995.

      (c) Exhibits (Exhibit Index located on page 17)

          Agreement and Plan of Reorganization, dated as of May 19, 1995, by and among Medical Innovations, Inc., Hospital HomeCare Corporation, Arthur
          L. Rice, Virginia F. Rice, Kenneth A. Rice, Lucille Rice Roberts, Lauretta Rice Colvin and Angela Rice McBride. The schedules to the Agreement, other than Schedule 2.2, which sets forth the shares of common stock to be issued by the Registrant pursuant to the Agreement, have been omitted and are as described in the Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                  Page 1 of 17

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                       MEDICAL INNOVATIONS, INC.
                                                             (Registrant)

Dated:  August 2, 1995                                 By:  /s/ MARK H. FISHER
                                                            -----------------
                                                                Mark H. Fisher
                                                                President

                                  Page 2 of 17

                          HOSPITAL HOMECARE CORPORATION

                              FINANCIAL STATEMENTS

                                 MARCH 31, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Hospital Homecare Corporation

In our opinion, the accompanying balance sheet and the related statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Hospital Homecare Corporation at March 31, 1995, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
    PRICE WATERHOUSE LLP

Houston, Texas
May 19, 1995

                          HOSPITAL HOMECARE CORPORATION

                                  BALANCE SHEET

                                 MARCH 31, 1995

                                     ASSETS
                                     ------
Current assets:
  Cash and cash equivalents ......................................    $  92,887
  Accounts receivable, net of allowance for doubtful
   accounts of $60,540 ...........................................      233,385
                                                                      ---------
      Total current assets .......................................      326,272
Furniture and equipment, net .....................................       21,766
Other assets .....................................................       58,303
                                                                      ---------
      Total assets ...............................................    $ 406,341
                                                                      =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities:
  Current portion of notes payable to related party ..............    $   9,467
  Accounts payable ...............................................       99,607
  Accrued expenses ...............................................      126,882
  Income taxes payable ...........................................        8,000
  Deferred revenue ...............................................       23,000
                                                                      ---------
      Total current liabilities ..................................      266,956
Notes payable to related party ...................................       17,041
Stockholders' equity:
  Common stock, no par value, 10,000,000 shares
   authorized, 90,000 shares issued and outstanding ..............      700,604
  Accumulated deficit ............................................     (549,595)
  Treasury stock .................................................      (28,665)
                                                                      ---------
      Total stockholders' equity .................................      122,344
                                                                      ---------
Commitments and contingencies (Note 5)

      Total liabilities and stockholders' equity .................    $ 406,341
                                                                      =========

         The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                             STATEMENT OF OPERATIONS

                            YEAR ENDED MARCH 31, 1995

Revenues ......................................................     $ 1,267,818
Costs and expenses:
  Salaries and benefits .......................................         924,619
  Selling, general and administrative .........................         223,419
  Professional fees ...........................................         243,815
  Provision for doubtful accounts .............................          40,540
                                                                    -----------
                                                                      1,432,393
                                                                    -----------
Operating loss ................................................         164,575
Other:
  Gain on sale of marketable securities .......................         (18,923)
  Gain on sale of assets ......................................          (4,762)
  Interest expense on notes payable to related party ..........           1,870
  Interest income .............................................         (10,805)
                                                                    -----------
                                                                        (32,620)
                                                                    -----------
Loss before income taxes ......................................         131,955
Provision for income taxes ....................................           8,000
                                                                    -----------
Net loss ......................................................     $   139,955
                                                                    ===========

         The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                        COMMON STOCK                                TREASURY STOCK
                                                  ------------------------      ACCUMULATED      --------------------
                                                   SHARES          AMOUNT         DEFICIT        SHARES       AMOUNT         TOTAL
                                                  --------       ---------      -----------      ------      --------      --------
Balance at April 1, 1994 ...................        90,000       $ 600,604       $(409,640)      10,000      $(28,665)     $162,299
  Professional fees incurred
   by principal stockholder ................                       100,000                                                  100,000
  Net loss .................................                                      (139,955)                                (139,955)
                                                  --------       ---------       ---------       ------      --------      --------
Balance at March 31, 1995 ..................        90,000       $ 700,604       $(549,595)      10,000      $(28,665)     $122,344
                                                  ========       =========       =========       ======      ========      ========

         The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                             STATEMENT OF CASH FLOWS

                            YEAR ENDED MARCH 31, 1995

Operating activities:
  Net loss ......................................................     $(139,955)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization ...............................        26,409
    Professional fees incurred by principal stockholder .........       100,000
    Gain on sale of securities ..................................       (18,923)
    Gain on sale of assets ......................................        (4,762)
    Changes in operating assets and liabilities:
      Accounts receivable .......................................       (30,736)
      Accounts payable and accrued expenses .....................        87,742
      Income taxes payable ......................................         8,000
      Deferred revenue ..........................................       (36,760)
                                                                      ---------
        Net cash used in operating activities ...................        (8,985)
                                                                      ---------
Investing activities:
  Proceeds from sale of marketable securities ...................        51,733
  Purchase of furniture and equipment ...........................       (11,839)
  Proceeds from sale of assets ..................................         5,656
                                                                      ---------
        Net cash provided by investing activities ...............        45,550
                                                                      ---------
Financing activities:
  Payments on notes payable .....................................        (8,525)
  Issuance of note payable ......................................        11,209
        Net cash provided by financing activities ...............         2,684
                                                                      ---------
Net increase in cash and cash equivalents .......................        39,249
Cash and cash equivalents at beginning of year ..................        53,638
                                                                      ---------
Cash and cash equivalents at end of year ........................     $  92,887
                                                                      =========
Supplemental disclosure of cash flow information:
  Interest paid .................................................     $   1,870
                                                                      =========

         The accompanying notes are an integral part of this statement.

                          HOSPITAL HOMECARE CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Hospital Homecare Corporation (the Company) is a privately held Texas corporation formed in 1985. The Company specializes in providing consulting and management services for hospital-based extension programs in home healthcare and for rural health clinics. These services are provided primarily in Texas, Oklahoma and California.

REVENUE RECOGNITION

The Company's consulting, management and support services are provided based on contractual arrangements generally ranging from one to two years but with some longer-term contracts. Fees are billed and recorded in accordance with a schedule stipulated in the contract and generally conform to the period in which the services are provided. In those instances where a substantial prebilling is rendered, the related income is deferred and taken to income as services are provided.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

FURNITURE AND EQUIPMENT

Furniture and equipment is stated at cost. Depreciation is provided using a declining balance method over the estimated useful lives of the respective assets, ranging from 3-5 years.

INCOME TAXES

Deferred taxes are recognized using the liability method. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax bases of assets and liabilities and gives immediate effect to changes in income tax laws upon enactment.

NOTE 2 - FURNITURE AND EQUIPMENT:

Furniture and equipment as of March 31, 1995 is as follows:

Computer equipment ...............................................    $  24,766
Vehicles .........................................................       39,570
Furniture and fixtures ...........................................       33,891
                                                                      ---------
                                                                         98,227
Less - accumulated depreciation ..................................      (76,461)
                                                                      ---------
                                                                      $  21,766
                                                                      =========
NOTE 3 - ACCRUED EXPENSES:

Accrued expenses at March 31, 1995 consist of the following:

Employee bonus and retirement plan
  contributions ..................................................    $  67,082
Accrued professional fees ........................................       59,800
                                                                      ---------
                                                                      $ 126,882
                                                                      =========
NOTE 4 - NOTES PAYABLE:

Notes payable at March 31, 1995 were issued to a family member of the principal stockholder and are as follows:

8.5% Note due October 1, 1997, principal and
 interest payable monthly .....................................        $ 16,415
8.0% Note due November 10, 1997, principal
 and interest payable monthly .................................          10,093
                                                                       --------
                                                                         26,508
Less - current portion ........................................          (9,467)
                                                                       --------
Long-term portion .............................................        $ 17,041
                                                                       ========
NOTE 5 - LEASE COMMITMENTS:

Future minimum lease payments under noncancelable operating leases are $24,000 in each of the five years ended March 31, 2000 and $25,500 in the year ended March 31, 2001.

NOTE 6 - RELATED PARTY TRANSACTIONS:

Annual compensation of the Company's president and principal stockholder is established and approved by the Board of Directors, of which the principal stockholder is a member. The amount of such compensation approved and paid in fiscal 1995 was approximately $408,000.

As more fully described in Note 4, the Company has borrowed certain amounts from a family member of the Company's principal stockholder to finance the acquisition of an automobile and other operating equipment.

In connection with the completed transaction described in Note 9, the Company expensed $100,000 of professional fees in fiscal 1995 which have been incurred by its principal stockholder and which have therefore been included in stockholders' equity at March 31, 1995.

NOTE 7 - EMPLOYEE BENEFITS:

The Company provides retirement benefits under a plan in which eligible employees may receive up to 15% of their annual compensation (to a maximum of $22,500) in the form of deferred tax contributions to their individual retirement accounts. Employees must have a minimum of three years of service with the Company to be eligible. There were four employees eligible for the plan at March 31, 1995. Contributions under the plan amounted to $36,878 in 1995.

NOTE 8 - INCOME TAXES:

The provision for income taxes consists of current federal income taxes. No benefit for the loss generated by the Company has been taken and the Company has provided a valuation allowance in full for a net deferred tax asset on the basis of uncertainty of future realization.

NOTE 9 - SUBSEQUENT MERGER OF THE COMPANY:

Effective March 1, 1995, the Company entered into a letter of intent to merge with Medical Innovations, Inc. (MI) by exchanging all of its outstanding shares of common stock for previously unissued common stock of MI. The Company finalized and executed the merger agreement on May 19, 1995.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1995
                                   (UNAUDITED)

                                                                                        PRO FORMA
                                                             MEDICAL      HOSPITAL     ADJUSTMENTS
                                                           INNOVATIONS,   HOMECARE      INCREASE          PRO FORMA
               ASSETS                                          INC.     CORPORATION    (DECREASE)          COMBINED
               ------                                      -----------  -----------   ------------       -----------
Current assets:
   Cash and cash equivalents ...........................   $   341,863   $  92,887                       $   434,750
   Short-term investments ..............................       201,000                                       201,000
   Accounts receivable, net ............................    10,279,841     233,385                        10,513,226
   Inventories .........................................       301,292                                       301,292
   Deferred income taxes ...............................       489,049                                       489,049
   Other ...............................................       735,044                                       735,044
                                                           -----------   ---------    ------------       -----------
      Total current assets .............................    12,348,089     326,272                        12,674,361
Property and equipment, net ............................     1,976,713      21,766                         1,998,479
Excess cost over net assets of acquired companies ......    12,180,131                                    12,180,131
Other, net .............................................     1,340,188      58,303                         1,398,491
                                                           -----------   ---------    ------------       -----------
      Total assets .....................................   $27,845,121   $ 406,341                       $28,251,462
                                                           ===========   =========    ============       ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
      ------------------------------------
Current liabilities:
   Notes payable and other debt ........................   $ 4,691,673   $   9,467                       $ 4,701,140
   Accounts payable and accrued liabilities ............     2,965,234     249,489                         3,214,723
   Accrued compensation and benefits ...................     2,497,379                                     2,497,379
   Reserve for government program settlements ..........     1,701,514                                     1,701,514
   Income taxes payable ................................       249,939       8,000                           257,939
                                                           -----------   ---------    ------------       -----------
      Total current liabilities ........................    12,105,739     266,956                        12,372,695

Notes payable and other debt ...........................     6,763,643      17,041                         6,780,684
Other accrued liabilities ..............................       660,581                                       660,581
Deferred income taxes ..................................        45,100                                        45,100
                                                           -----------   ---------    ------------       -----------
      Total liabilities ................................    19,575,063     283,997                        19,859,060
                                                           -----------   ---------    ------------       -----------
Stockholders' equity:
   Common stock ........................................        94,293     700,604    $   (676,135)(a)       118,762
   Additional paid-in capital ..........................     6,707,581                     647,470 (a)     7,355,051
   Retained earnings ...................................     1,468,184    (549,595)                          918,589
   Treasury stock ......................................                   (28,665)         28,665 (a)          --
                                                           -----------   ---------    ------------       -----------
      Total stockholders' equity .......................     8,270,058     122,344                         8,392,402
                                                           -----------   ---------    ------------       -----------
Commitments and contingencies ..........................          --          --                                --
                                                           -----------   ---------    ------------       -----------
      Total liabilities and stockholders' equity .......   $27,845,121   $ 406,341                       $28,251,462
                                                           ===========   =========    ============       ===========

               The accompanying notes are an integral part of this
                         pro forma financial statement.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 1995
                                   (UNAUDITED)

                                                                                                     PRO FORMA
                                                      MEDICAL         PHARMA-      HOSPITAL         ADJUSTMENTS
                                                    INNOVATIONS,       THERA       HOMECARE          INCREASE            PRO FORMA
                                                        INC.          BRANCH     CORPORATION        (DECREASE)            COMBINED
                                                                        (B)          (C)
                                                   ------------     ---------    -----------       ------------        ------------
Revenues ......................................    $ 15,927,991     $  64,593     $ 243,255                            $ 16,235,839

Costs and expenses:
   Direct patient care ........................       9,868,757        40,464                                             9,909,221
   Selling, general and administrative ........       5,343,929        40,811      401,919         $      4,509 (e)       5,573,369
                                                                                                        (68,378)(f)
                                                                                                       (130,750)(g)
                                                                                                         (7,026)(h)
                                                                                                        (16,375)(i)
                                                                                                          4,730 (j)
   Provision for doubtful accounts ............         150,634         2,190        16,279                                 169,103
                                                   ------------     ---------     ---------        ------------        ------------
                                                     15,363,320        83,465       418,198            (213,290)         15,651,693
                                                   ------------     ---------     ---------        ------------        ------------
Income (loss) from operations .................         564,671       (18,872)     (174,943)            213,290             584,146
Interest income (expense) .....................        (242,472)                      5,731                (500)(k)        (237,241)
                                                   ------------     ---------     ---------        ------------        ------------
Income (loss) before income taxes .............         322,199       (18,872)     (169,212)            212,790             346,905
Provision (benefit) for income taxes ..........          60,808                      (4,667)             13,067 (l)          69,208
                                                   ------------     ---------     ---------        ------------        ------------
Net income (loss) .............................    $    261,391     $ (18,872)    $(164,545)       $    199,723        $    277,697
                                                   ============     =========     =========        ============        ============
Net income per common and
  common equivalent share .....................    $       0.02                                                        $       0.02
                                                   ============                                                        ============
Weighted average common and
  common equivalent shares
  outstanding .................................      14,324,131                                       1,587,453 (n)      15,911,584
                                                   ============                                    ============        ============

               The accompanying notes are an integral part of this
                         pro forma financial statement.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                   (UNAUDITED)

                                               PRN HOME         STAT                                  PRO FORMA
                                  MEDICAL     HEALTH CARE,   SPECIALTY     PHARMA-      HOSPITAL     ADJUSTMENTS
                                INNOVATIONS,   INC. AND      HOME CARE      THERA       HOMECARE       INCREASE         PRO FORMA
                                    INC.      AFFILIATES        INC.        BRANCH     CORPORATION    (DECREASE)         COMBINED
                               -------------  ------------  -----------  -----------  ------------  ------------      ------------
                                                 (B)            (B)          (B)           (C)
Revenues ....................  $ 59,110,330   $2,872,604    $    65,180  $ 1,108,850  $  1,267,818  $     82,000 (d)  $ 64,506,782

Costs & expenses:
  Direct patient care .......    37,749,829    2,175,184         42,400      882,194                                    40,849,607
  Selling, general &
    administrative ..........    18,487,214      669,508         22,780      389,002     1,368,168        75,536 (e)    20,419,753
                                                                                                        (358,000)(f)
                                                                                                        (187,000)(g)
                                                                                                         (36,878)(h)
                                                                                                         (29,500)(i)
                                                                                                          18,923 (j)
  Provision for doubtful
    accounts ................       892,611                                   96,323      40,540                         1,029,474
                               ------------   ----------    -----------  -----------  ------------  ------------      ------------
      Total costs &
        expenses ............    57,129,654    2,844,692         65,180    1,367,519     1,408,708      (516,919)       62,298,834
                               ------------   ----------    -----------  -----------  ------------  ------------      ------------
Income (loss) from
  operations ................     1,980,676       27,912           --       (258,669)     (140,890)      598,919         2,207,948

Gain on sale of minority
  interest ..................       128,500                                                                                128,500
Interest income (expense) ...      (868,680)         842                                     8,935       (46,100)(k)      (905,003)
                               ------------   ----------    -----------  -----------  ------------  ------------      ------------
Income (loss) before
  income taxes ..............     1,240,496       28,754           --       (258,669)     (131,955)      552,819         1,431,445
Provision for income taxes ..       436,470                                                  8,000        61,092 (l)       505,562
                               ------------   ----------    -----------  -----------  ------------  ------------      ------------
Net income (loss) ...........  $    804,026   $   28,754    $      --    $  (258,669) $   (139,955) $    491,727      $    925,883
                               ============   ==========    ===========  ===========  ============  ============      ============
Net income per common and
  common equivalent shares ..  $       0.06                                                                           $       0.05
                               ============                                                                           ============
Weighted average common and
  common equivalent shares
  outstanding ...............    14,423,499                                                            3,158,578 (m)    17,582,077
                               ============                                                         ============      ============

               The accompanying notes are an integral part of this
                         pro forma financial statement.

                   MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The accompanying Unaudited Pro Forma Combined Balance Sheet as of March 31, 1995 and the related Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 1995 and for the year ended December 31, 1994 have been prepared based on the historical financial statements of Medical Innovations, Inc. (the "Registrant"), STAT Specialty Home Care, Inc. ("STAT"), PRN Home Health Care, Inc. and Affiliates ("PRN"), the Pensacola, Florida branch operation of PharmaThera, Inc. ("PharmaThera Branch") and Hospital HomeCare Corporation ("HHCC"). Such financial statements have been adjusted to give effect to (i) the acquisition of STAT effective February 11, 1994, (ii) the acquisition of PRN effective April 1, 1994, (iii) the acquisition of the PharmaThera Branch effective February 1, 1995, and (iv) the merger with HHCC, the acquired company, completed on May 19, 1995.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements, including notes thereto, of the Registrant (Form 10-K for year ended December 31, 1994 and Form 10-Q for three months ended March 31, 1995), PRN (Form 8-K dated June 29, 1994) and HHCC (included herein). The Pro Forma financial data is provided for comparative purposes only, and does not purport to be indicative of the results which actually would have been obtained if the acquisitions had been effected on the dates indicated, or of the results which may be obtained in the future.

The Unaudited Pro Forma Combined Balance Sheet has been presented as if the merger with HHCC occurred on March 31, 1995. The Registrant's historical balance sheet as of March 31, 1995 includes the balances of STAT, PRN and the PharmaThera Branch.

The unaudited Pro Forma Combined Statements of Operations have been presented as if the acquisitions occurred on January 1, 1994. The Registrant's historical results of operations include those of STAT, PRN, and the PharmaThera Branch since their respective acquisition dates.

The Registrant exchanged 3,262,473 shares of its common stock, valued at $4,700,000, for all of the outstanding shares of common stock of HHCC. Since this transaction will be accounted for as a "pooling of interests," the Registrant's historical financial statements will be restated to include the accounts of HHCC for all periods presented.

The Registrant acquired certain assets, consisting primarily of inventory, equipment, provider contracts and a customer base, of the PharmaThera Branch for cash of approximately $56,000 and two notes. The notes carry obligations totalling approximately $574,000 and are subject to reductions of up to $117,500 based primarily on certain performance criteria of the post acquisition PharmaThera Branch operations. The price paid for the provider contracts and customer base, together with related acquisition costs, was allocated to purchased contracts which are amortized over ten years.

The acquisition of PRN has been accounted for under the purchase method of accounting. Accordingly, the Registrant has allocated its total purchase price of approximately $3,628,000 to the assets and liabilities of PRN based on their estimated fair values. The Pro Forma Combined Statements of Operations reflect the amortization over forty years of the excess purchase price over net assets acquired.

The Registrant paid cash in the amount of $285,000 for certain assets of STAT, of which approximately $119,000 has been allocated to purchased contracts and which are amortized over ten years.

PRO FORMA COMBINED FINANCIAL STATEMENT ADJUSTMENTS

    (a) To reclassify HHCC stockholders' equity balances to reflect the value of the shares of the Registrant's common stock issued in the acquisition.

    (b) Acquisition accounted for under the purchase method. Results of operations of the acquired entity are reflected for the period through the effective date of the acquisition.

    (c) The merger with HHCC is accounted for as a pooling of interests. Accordingly, the results of operations of HHCC are included for the entire period presented. Prior to the merger with the Registrant, HHCC's fiscal year ended on March 31. The 1995 fiscal year of HHCC has been changed to conform with that of the Registrant (December 31). HHCC's operations for the twelve months ended March 31, 1995 are combined with the Registrant's 1994 statement of operations. For pro forma purposes only, HHCC's operations for the three month period ended March 31, 1995 are combined with the Registrant's statement of operations for the three months ended March 31, 1995. As a result, the operations of HHCC for the three month period ended March 31, 1995 are included in the Registrant's pro forma combined statements of operations for both the year ended December 31, 1994 and the three months ended March 31, 1995.

    (d) To reflect increased Medicare reimbursement as a result of the STAT and PRN acquisitions. Under the Medicare rules, the combination of the Registrant with STAT and PRN allowed additional corporate costs to be allocated to the Medicare program.

    (e) To reflect the amortization of the acquisition price allocated to excess cost over net assets of acquired companies for PRN and purchased contracts for STAT and PharmaThera Branch.

    (f) To reflect the compensation of HHCC's president and principal stockholder at the post-compensa- tion level.

    (g) To eliminate nonrecurring HHCC investment banking and advisory fees.

    (h) To eliminate HHCC contributions under retirement plans which the Registrant expects to eliminate.

    (i) To eliminate HHCC excess audit fees and transaction legal fees.

    (j) To eliminate HHCC nonrecurring gain on sale of marketable securities.

    (k) To reflect additional interest expense related to the portions of the PRN and PharmaThera Branch acquisition price which has been financed, as applicable for the periods presented.

    (l) To adjust the income tax provision for the effects of the Pro Forma adjustments other than the non-deductible amortization of excess cost over net assets acquired, to include a tax provision for PRN and the PharmaThera Branch which would be necessary on a Pro Forma basis when combined with the Registrant, and to recognize the realization of the tax benefit from the loss incurred by HHCC, as applicable for the periods presented.

    (m) To give effect to the Registrant's common shares issued in the acquisitions of PRN and HHCC as if such shares were issued at the beginning of the period presented.

    (n) To give effect to the Registrant's common shares issued in the merger with HHCC (3,262,473), less the common stock equivalent shares (1,675,020) not included in the weighted average common share calculation due to the antidilutive effect of HHCC on a pro forma basis.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           EXHIBIT DESCRIPTION
- -------                          -------------------
 2.1 Agreement and Plan of Reorganization, dated as of May 19, 1995, by and among Medical Innovations, Inc., Hospital HomeCare Corporation, Arthur L. Rice, Virginia F. Rice, Kenneth A. Rice, Lucille Rice Roberts, Lauretta Rice Colvin and Angela Rice McBride. The schedules to the Agreement, other than Schedule 2.2, which sets forth the shares of common stock to be issued by the Registrant pursuant to the Agreement, have been omitted and are as described in the Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request (previously filed).